Exhibit 10.1
BEFORE THE AMERICAN ARBITRATION ASSOCIATION

Case No. 11 180 Y 01333 05

RALPH SILVER and
DR. WARREN HELLER,

Claimants,
v.

WESTIN REALTY CORP., STARWOOD
HOTELS & RESORTS WORLDWIDE,
INC., 909 NORTH MICHIGAN AVENUE
CORPORATION and THE ST. FRANCIS
HOTEL CORPORATION,

Respondents.

WESTIN HOTELS LIMITED
PARTNERSHIP, THE WESTIN CHICAGO
LIMITED PARTNERSHIP and THE
WESTIN ST. FRANCIS LIMITED
PARTNERSHIP,

Nominal Respondents.

Arbitrators:

MICHAEL D. ZIMMERMAN
ROBERT A. HOLTZMAN
HON. TIMOTHY D. O’LEARY

Case Specialist:

TANYA SRABIAN

SETTLEMENT AGREEMENT AND RELEASE
     A. DEFINITIONS
          1. The following definitions are applicable to this Agreement:
          a. “909 Corp.” refers to 909 North Michigan Avenue Corporation, a subsidiary of Starwood.
          b. “Agreement” refers to this Settlement Agreement and Release.
          c. “Application for Fees and Costs” refers to the application to be filed by Class Counsel by which they will seek an award of attorneys’ fees and reimbursement of costs and expenses, to be paid from the Settlement Fund.

          d. “Arbitration” refers to this arbitration between the parties in the caption above.
          e. “Chicago Hotel” refers to the Westin Hotel, Chicago, which was also known as the Michigan Avenue Hotel.
          f. “Chicago Hotel Management Agreement” refers to the management agreement WHLP entered into on August 21, 1986 among 909 Corp., WCLP and Starwood. According to the terms of the Chicago Hotel Management Agreement, WCLP was considered the owner, and 909 Corp. the agent and manager of the Chicago Hotel.
          g. “Claimants” refers to Ralph Silver and Dr. Warren Heller, who brought this Arbitration.
          h. “Claimants’ Awards” refers to the payments to Claimants, in consideration of the time and effort expended by Claimants in this Arbitration, that will be requested to be paid from the Settlement Fund.
          i. “Class” refers to all current limited partners of WHLP, with the exception of Kalmia Investors, LLC, such limited partners who previously opted out of the Class, Respondents herein, and any person, firm trust, corporation or other entity affiliated with any of the Respondents. The Class was certified by the Panel’s Award on Class Certification dated October 12, 2006.
          j. “Class Counsel” refers to Wolf Haldenstein Adler Freeman & Herz LLP, which was appointed as counsel to the Class by the Panel’s Award on Class Certification dated October 12, 2006.
          k. “Final Hearing” refers to a hearing that will be held before that Panel at which the parties will move the Panel to make a final determination on this proposed settlement.

          l. “Hotels” refers to the Chicago Hotel and the St, Francis Hotel.
          m. “Joint Application” refers to the letter application to be submitted to the Panel by which the parties hereto will jointly apply for an order: (A) setting a schedule for a hearing on the final approval of this proposed settlement, (B) approving the form and manner of dissemination of the Notice, and (C) other relief incidental to this settlement process, in the form attached hereto as Exhibit A.
          n. “Judgment Order” refers to a final judgment order issued by the Panel that finally approves the proposed settlement, dismisses the arbitration with prejudice, and rules upon the Application for Fees and Costs, in the form attached hereto as Exhibit C.
          o. “Limited Partners” refers to the current holders of WHLP limited partnership units, which includes the named Claimants.
          p. “Limited Partnership Agreement” refers to the limited partnership agreement entered into on August 13, 1986 that created WHLP.
          q. “Management Agreements” refer to the Chicago Hotel Management Agreement and the St. Francis Hotel Management Agreement.
          r. “Nominal Respondents” refers to WCLP, WSFLP, and WHLP, collectively.
          s. “Notice” refers to the Notice to Limited Partners of Proposed Settlement of Arbitration to be sent to the Limited Partners, in the form attached hereto as Exhibit B.
          t. “Panel” refers to The American Arbitration Association Panel before whom this arbitration is pending.
          u. “Respondents” refers to Starwood, Westin Realty, St. Francis Corp., and 909 Corp., collectively.

          v. The “Settlement Fund” refers to the settlement amount of two million dollars ($2,000,000) as described in Paragraph 10 of this Agreement.
          w. “Settling Parties” refers to the parties to this Agreement as specified in Section B of this Agreement.
          x. “St. Francis Corp.” refers to the St. Francis Hotel Corporation, a subsidiary of Starwood.
          y. “St. Francis Hotel” refers to Westin St. Francis in San Francisco, California.
          z. “St. Francis Hotel Management Agreement” refers to a management agreement WHLP entered into on or about January 29, 1982 between WSFLP, St. Francis Corp., and Starwood. According to the terms of the St. Francis Hotel Management Agreement, WSFLP was considered the owner, and St. Francis Corp. the managing agent and manager of the St. Francis Hotel.
          aa. “Starwood” refers to Starwood Hotels & Resorts Worldwide, Inc.
          bb. “WCLP” refers to Westin Chicago Limited Partnership, a wholly-owned subsidiary of WHLP, through which WHLP owned the Chicago Hotel.
          cc. “WCLP Partnership Agreement” refers to a partnership agreement entered into on August 13, 1986 between 909 Corp. and WHLP that created WCLP. According to the terms of the WCLP Partnership Agreement, WHLP is the sole limited partner and 909 Corp. is the general partner of WCLP. According to the WCLP Partnership Agreement, 909 Corp. was required to manage WCLP on behalf of WHLP.
          dd. “Westin Realty” refers to Westin Realty Corp., a subsidiary of Starwood and the general partner of WHLP.

          ee. “WHLP” or the “Partnership” refers to the Westin Hotels Limited Partnership.
          ff. “WSFLP” refers to Westin St. Francis Limited Partnership, a wholly-owned subsidiary of WHLP, through which WHLP owned the St. Francis Hotel.
          gg. “WSFLP Partnership Agreement” refers to a partnership agreement that WHLP and St. Francis Corp. entered into that created WSFLP. According to the terms of the WSFLP Partnership Agreement, WHLP is the sole limited partner of WSFLP and St. Francis Corp. is the general partner of WSFLP. According to the WSFLP Partnership Agreement, St. Francis Corp. was required to manage WSFLP on behalf of WHLP.
     B. THE PARTIES
     2. This Agreement is entered into by the following:
a. Claimants, individually and on behalf of the Class
b. Starwood
c. Westin Realty
d. St. Francis Corp.
e. 909 Corp.
     C. RECITALS
     3. Claimants commenced this Arbitration to recover damages allegedly sustained by members of the Class as a result of the Respondents’ alleged breaches of fiduciary duties and breaches of contract. Claimants also sought an accounting between the Partnership’s Limited Partners and the General Partner.
     4. Claimants in the Arbitration assert direct claims against Respondents. Specifically, Claimants allege that Respondents (i) caused the Hotels to be assessed charges for chain-wide services, the cost of which were wrongfully inflated; (ii) entered into contracts with their vendors under which the vendors provided kickbacks to Starwood and/or its affiliates; (iii) used an improper accounting methodology to boost their management fees; and (iv) imposed improper fees on interest income belonging to the Partnership. These practices allegedly breached Respondents’ fiduciary and contractual duties and damaged the Limited Partners by reducing the cash-flows of the Hotels, which also resulted in diminished sales values of the Hotels.
     5. Respondents deny all allegations of wrongdoing asserted against them and have asserted affirmative defenses to the claims asserted by Claimants. In addition, Respondents assert that: (i) the charges to the Hotels for chain-wide services were fair, reasonable, and in compliance with the applicable Management Agreements; (ii) Respondents’ activities with respect to the purchase of goods and services from vendors for the Hotels were lawful and complied with the Management Agreements; (iii) Respondents’ accounting methodologies with respect to the Hotels, and calculations of management fees based thereon, were proper and in compliance with the Management Agreements; and (iv) Respondents appropriately accounted for and handled interest income relating to the Partnership and the Hotels. Respondents further assert that none of the acts and practices alleged by Claimants constituted a breach of any fiduciary or contractual duties owed by Respondents to Claimants or the members of the Class, or otherwise injured or damaged the Limited Partners by reducing the cash flows of the Hotels or diminishing the sales values thereof. Respondents also assert that claims identical to those being pursued by Claimants in this arbitration were previously presented by Kalmia Investors, LLC, WHLP’s single largest limited partner, and were defeated by Respondents and Nominal Respondents in an earlier arbitration proceeding in Seattle, Washington.

     6. Claimants state that they filed this Arbitration because they believe they have meritorious claims and that they may have prevailed if the Arbitration had proceeded to trial. This Agreement is not an admission of any infirmity in any of Claimants’ claims. However, Claimants and Claimants’ attorneys believe that it is in Claimants’ and the Class’s best interests to obtain the substantial benefits afforded by this Agreement and avoid the risk, expense and delay attendant to the trial and any appeals in this matter.
     7. It is expressly agreed and understood that Respondents have entered into this Agreement solely for the purpose of compromise and without admission or concession of liability of any kind. It is further expressly agreed and understood that no payment or obligations undertaken by Respondents is to be construed as an admission of liability on any of the claims asserted in the Arbitration. The Respondents deny any liability in regard to these actions, but consider it desirable that they be settled and dismissed because such settlement and dismissal will (a) halt the substantial expense, inconvenience and uncertainties associated with continued litigation, and (b) finally put to rest claims relating to the sales of the Hotels and the operation of WHLP and avoid the expense associated with such claims.
D.	THE SETTLEMENT, THE PROCEDURES FOR APPROVAL OF THE SETTLEMENT, AND THE DISTRIBUTION OF THE SETTLEMENT PROCEEDS.
     8. Subject to final approval and issuance of an order of dismissal with prejudice by the Panel, the Settling Parties agree to settle and compromise their claims, defenses and disputes under the terms and conditions set forth in this Agreement.
     9. The Settling Parties have agreed to the settlement of this Arbitration and to the terms of this Agreement, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     10. The Settlement Fund for the Class is two million dollars ($2,000,000). This amount, net of fees and expenses as set forth herein, will be paid by Respondents to WHLP, to hold on behalf of the Class and not as a Partnership asset, for distribution to the Class.
     11. As soon as practicable after this Agreement is fully executed, Claimants and Respondents will file with the Panel the Joint Application.
     12. Prior to the Final Hearing at a time to be determined by the Panel, Class Counsel will file with the Panel the Application for Fees and Costs. Class Counsel will seek from the Panel an award of fees in an amount not to exceed 30% of the Settlement Fund, plus costs and expenses, payable from the Settlement Fund. Class Counsel will also request Claimants’ Awards of up to $3,000.00 for each Claimant, payable from the Settlement Fund. The Respondents will take no position on these applications.
     13. Within ten (10) days after the issuance of the Judgment Order, Respondents will transfer the Settlement Fund, net of (a) the fees, costs and expenses awarded to Class Counsel, (b) any Claimants’ Awards, and (c) the cost of providing the Notice to the Class, to WHLP, to hold on behalf of the Class and not as a Partnership asset.
     14. Respondents and/or Claimants shall have the right, but not the obligation, to file the Judgment Order for enforcement purposes in the United States District Court for the Western District of Missouri in Kansas City, Missouri pursuant to the applicable provisions of the Federal Arbitration Act. The parties agree to cooperate with each other in any such efforts.
     15. Within five (5) days after the issuance of the Judgment Order, Respondents will pay from the Settlement Fund the attorneys’ fees and reimbursement of costs and expenses awarded by the Panel, pursuant to Paragraph 12 above, by wire transfer to an account to be designated by Class Counsel. Contemporaneously, Respondents will provide by overnight delivery to Class Counsel checks payable from the Settlement Fund to Claimants in the amount of any Claimants’ Awards.
     16. Within twenty (20) days after the issuance of the Judgment Order, Westin Realty will cause WHLP to distribute the Settlement Fund, net of the fees and expenses paid pursuant to Paragraphs 12-13 and 15 above, to the Class, pro rata according to each Class member’s interest in WHLP.
     17. Claimants and the Class acknowledge and agree that Respondents may, and will, exercise their right to indemnification from the Partnership for Respondents’ payment to the Class of the Settlement Fund. Respondents shall cause their affiliate, WHLP Acquisition LLC (“Acquisition”), to assign to the Class its right to receive Partnership liquidating distributions up to the amount of $940,000, in order to offset the cost to the Class members of Respondents’ exercise of their right to indemnification. However, in the event that the liquidating distributions that Acquisition has a right to receive from the Partnership are less than $940,000 in amount, Acquisition shall assign to the Class the entirety of its right to liquidating distributions, regardless of amount, but shall have no further obligations hereunder.
     18. Westin Realty shall use reasonable efforts to wind down and liquidate WHLP in 2007, with the intention that 2007 will be the last year in which the Limited Partners will receive K-l forms from WHLP.
     E. CONDITION.
     19. This Agreement is expressly conditioned upon the Panel approving the settlement and entering an order of dismissal with prejudice of the Arbitration. If the Panel does not approve this settlement, then this Agreement shall be considered null and void and shall not be admissible for any purpose in any subsequent proceeding in the Arbitration.

     F. RELEASE.
     20. In consideration of the terms of this Agreement, and except for their rights under this Agreement, Claimants, the Class, and each of them, hereby release, remise, acquit and forever discharge the Respondents and Nominal Respondents, including their respective former and present joint venturers, partnerships, affiliates, parents, wholly or partially owned subsidiaries, predecessors, successors, assigns, partners, representatives, shareholders, officers, directors, managing agents, employees, attorneys and agents from any and all claims, demands, controversies, actions, causes of action, debts, liabilities, rights, contracts, damages, costs (including attorneys’ fees and arbitration, court and litigation costs and expenses), expenses, indemnities, obligations and losses of every kind or nature whatsoever, anticipated or unanticipated, direct or indirect, fixed or contingent, asserted or unasserted, which Claimants, the Class, and each of them ever had, now have, or may hereafter have, related to WHLP, or to any of the Limited Partners’ investments in the WHLP, including, but not limited to, all claims that were or could have been asserted in the Arbitration and all claims relating to the sales of the Hotels and the operation of WHLP. Claimants and the Class hereby retain and reserve all of their rights under the terms of the WHLP Limited Partnership Agreement that are not specifically released herein.
     21. In consideration of the terms of this Agreement, and except for their rights under the Agreement, Respondents, and each of them, hereby release, remise, acquit and forever discharge Claimants, including their respective and former and present joint venturers, partnerships, affiliates, parents, wholly- or partially-owned subsidiaries, predecessors, successors, assigns, partners, representatives, shareholders, officers, directors, managing agents, employees, attorneys and agents from any and all claims, demands, controversies, actions, causes of action, debts, liabilities, rights, contracts, damages, costs (including attorneys’ fees and arbitration, court and litigation costs and expenses), expenses, indemnities, obligations, and losses of every kind and nature whatsoever, anticipated or unanticipated, direct or indirect, fixed or contingent, asserted or unasserted, which the Respondents ever had, now have, or may hereafter have, related to the Partnership, or to any of the Limited Partners’ investments in the WHLP, including, but not limited to, all claims that were or could have been asserted in the Arbitration and all claims relating to the sales of the Hotels and the operation of WHLP (“WHLP Claims”). Respondents shall neither cause nor permit Nominal Respondents to assert any WHLP Claims of the Nominal Respondents against Claimants (including Claimants’ respective and former joint venturers, partnerships, affiliates, parents, subsidiaries, predecessors, successors, assigns, partners, representatives, shareholders, officers, directors, managing agents, employees, attorneys, and agents). The Respondents hereby retain and reserve all of their rights under the terms of the WHLP Limited Partnership Agreement that are not specifically released herein.
     22. The Settling Parties fully understand that the facts upon which the Agreement is executed may be found hereafter to be other than or different from the facts now believed by the Settling Parties and their attorneys to be true, and expressly accept and assume the risk of such possible differences in facts and agree that the Agreement shall remain effective notwithstanding any such difference in facts.
     G. EFFECTIVE DATE.
     23. This Agreement shall become effective upon a completion of all of the following: (a) complete execution of the Agreement and (b) the Panel’s approval of the settlement and issuance of the Judgment Order (the “Effective Date”).

     H. GENERAL.
     24. This Agreement constitutes the final and complete expression of the entire understanding of the Settling Parties with respect to the subject matter of the Agreement. To that end, the Settling Parties acknowledge and agree that:
     (a) The literal words of the Agreement govern the rights and obligations of the parties under the Agreement.
     (b) The Agreement is the best evidence of the understanding of the parties of the terms and conditions of the subject matter of the Agreement.
     (c) All prior or contemporaneous negotiations, representations, statements, drafts of the Agreement and other extrinsic communications between the Settling Parties which vary or contradict the terms of the Agreement are of no evidentiary significance in interpreting the meaning of any of the provisions of this Agreement.
     (d) To the full extent permitted by law, parol evidence shall not be used to explain, clarify, supplement, vary or contradict any provision of the Agreement.
     (e) No modification or waiver of any term or terms contained in the Agreement shall be valid unless such modification or waiver is in writing and signed by the party against which the enforcement of such modification or waiver is sought.
     25. The Settling Parties each execute this Agreement after arm’s-length negotiations and acting upon their independent judgment and upon the advice of their respective counsel without any warranties or representations, express or implied, of any kind or nature from each to the other except only as specifically set forth herein. The Settling Parties and their respective counsel agree that the settlement is fair, reasonable, adequate, and in the best interests of the Settling Parties.

     26. This Agreement shall be subject to, governed by, construed, and enforced pursuant to the laws of the State of Delaware.
     27. The Settling Parties, by and through their attorneys in the Arbitration, agree to execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such further instruments and documents as may be necessary to effectuate this Agreement. Claimants’ attorneys and the attorneys for the Respondents represent and warrant that they have the right and authority to execute, on behalf of the respective Settling Parties, this Agreement and such further instruments and documents as may be necessary to effectuate this Agreement.
     28. Each party to this Agreement shall bear its, his or her own attorneys’ fees and costs, except as expressly stated herein. If any party brings or defends any lawsuit, action, or proceeding for breach hereof or to enforce the terms hereof, the prevailing party in such lawsuit, action or proceeding shall be awarded its expenses therein and on appeal, including its reasonable costs and attorneys’ fees.
     29. Pursuant to paragraph 15.01 of the Partnership Agreement, the parties hereto agree that the place of this Arbitration is Kansas City, Missouri.
     30. This Agreement may be executed in counterparts and may be filed with the Panel with separately executed counterpart signature pages attached. For this purpose, signature pages transmitted by telecopier or e-mail shall be deemed to be original signature pages.
Dated: March 12, 2007

By:	/s/ Lawrence P. Kolker Lawrence P. Kolker
lona M. Evans
WOLF HALDENSTEIN ADLER
FREEMAN & HERZ LLP
270 Madison Avenue
New York, NY 10016
(212) 545-4600

Class Counsel and Attorneys for the Claimants.

By:	/s/ William A. Brewer III William A. Brewer III James S. Renard BICKEL & BREWER 1717 Main Street Suite 4800 Dallas, Texas 75201 (214) 653-4000

Attorneys for Respondents

EXHIBIT A
BEFORE THE AMERICAN ARBITRATION ASSOCIATION

Case No. 11 180 Y 01333 05

RALPH SILVER and
DR. WARREN HELLER,

Claimants,

v.

WESTIN REALTY CORP., STARWOOD HOTELS & RESORTS WORLDWIDE, INC., 909 NORTH MICHIGAN AVENUE CORPORATION and THE ST. FRANCIS HOTEL CORPORATION,

Respondents.

WESTIN HOTELS LIMITED PARTNERSHIP, THE WESTIN CHICAGO LIMITED PARTNERSHIP and THE WESTIN ST. FRANCIS LIMITED PARTNERSHIP,

Nominal Respondents.

Arbitrators:

MICHAEL D. ZIMMERMAN ROBERT A. HOLTZMAN HON. TIMOTHY D. O’LEARY

Case Specialist:

TANYA SRABIAN

ORDER (A) SETTING A SCHEDULE FOR A HEARING ON THE FINAL APPROVAL OF THE PROPOSED SETTLEMENT, (B)
APPROVAL OF THE FORM AND MANNER OF DISSEMINATION OF THE NOTICE OF PROPOSED SETTLEMENT OF
ARBITRATION, AND (C) OTHER RELIEF INCIDENTAL TO THE SETTLEMENT PROCESS
     This matter, having come before this American Arbitration Association Panel (the “Panel”) on the parties’ joint application for an order: (A) setting a schedule for a hearing on the final approval of this proposed settlement, (B) approval of the form and manner of dissemination of the Notice of Proposed Settlement of Arbitration, and (C) other relief incidental to this settlement process (the “joint Application”); and the Panel being fully advised in this matter,
     IT IS HEREBY ORDERED:
     1. For the purposes of this Order, the Panel adopts the definitions set forth in the Settlement Agreement and Release dated March 12, 2007.
     2. The Panel finds that the proposed settlement is sufficiently within the range of fairness, reasonableness and adequacy to warrant dissemination of the Notice to the Class members who have not previously opted out of the Class.
     3. Within two weeks of the date of this Order, the Respondents shall cause the Partnership to disseminate, by first class mail, copies of the Notice to each Limited Partner that is a current Class member. Respondents shall file proof of such mailing prior to the hearing for final approval of the proposed settlement. The Panel finds that the Notice is sufficient and comports with the requirements of due process and Rule 8 of the American Arbitration Association Supplementary Rule for Class Arbitration 8(a)(2).
     4. Any objections to the proposed settlement, the Application for Fees and Costs or Claimants’ Awards must be made following the procedure set forth in the Notice or shall be waived. The Application for Fees and Costs, any application for awards to the named Claimants, and any further papers relating to the settlement shall be filed within fifteen (15) days of the hearing for final approval of the proposed settlement, except any papers responding to objections may be filed within five (5) days of such hearing.

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     5. The Final Hearing is set for                                         , 2007 at                                                                 .

Dated:	,	2007.

BY THE PANEL:

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EXHIBIT B
BEFORE THE AMERICAN ARBITRATION ASSOCIATION

Case No. 11 180 Y 01333 05
RALPH SILVER and
DR. WARREN HELLER,
Claimants,
v.
WESTIN REALTY CORP., STARWOOD
HOTELS & RESORTS WORLDWIDE,
INC., 909 NORTH MICHIGAN AVENUE
CORPORATION and THE ST. FRANCIS
HOTEL CORPORATION,
Respondents.
WESTIN HOTELS LIMITED
PARTNERSHIP, THE WESTIN CHICAGO
LIMITED PARTNERSHIP and THE
WESTIN ST. FRANCIS LIMITED
PARTNERSHIP,
Nominal Respondents.
Arbitrators:
MICHAEL D. ZIMMERMAN
ROBERT A. HOLTZMAN
HON. TIMOTHY D. O’LEARY

Case Specialist:
TANYA SRABIAN

NOTICE OF PROPOSED SETTLEMENT OF ARBITRATION

TO:	ALL CURRENT LIMITED PARTNERS OF THE WESTIN HOTELS LIMITED PARTNERSHIP, WITH THE EXCEPTION OF KALMIA INVESTORS, LLC, ANY SUCH LIMITED PARTNERS WHO PREVIOUSLY OPTED OUT OF THE CLASS, RESPONDENTS HEREIN, AND ANY PERSON, FIRM TRUST, CORPORATION OR OTHER ENTITY AFFILIATED WITH ANY OF THE RESPONDENTS.

PLEASE READ THIS NOTICE CAREFULLY, YOUR RIGHTS MAY BE AFFECTED BY A CLASS ARBITRATION PENDING BEFORE THIS PANEL.
     This Notice describes the proposed settlement of the arbitration (the “Arbitration”) brought by Ralph Silver and Dr. Warren Heller (the “Claimants”) on behalf of all current limited partners of the Westin Hotels Limited Partnership (“WHLP” or the “Partnership”), excluding

Kalmia Investors, LLC (“Kalmia”), Respondents, and any person, firm trust, corporation or other entity affiliated with any of the Respondents (the “Class”), against Westin Realty Corp. (Westin Realty” or the “General Partner”), Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), 909 North Michigan Avenue Corporation and The St. Francis Hotel Corporation (collectively, “Respondents”), relating to the operation of the WHLP and the sale of its two assets, the Westin Hotel, Chicago, which became known as the Michigan Avenue Hotel (the “Chicago Hotel”) and Westin St. Francis in San Francisco, California (the “St. Francis Hotel”) (collectively, the “Hotels”). If approved by the American Arbitration Association Panel before whom this Arbitration is pending (the “Panel”), the proposed settlement, as fully described in the Settlement Agreement and Release (the “Agreement”), will result in the dismissal with prejudice of all claims that were asserted in the Arbitration, and you will be forever barred from pursuing any of the claims settled therein.
     THIS NOTICE IS PROVIDED TO YOU PURSUANT TO RULE 8 OF THE AMERICAN ARBITRATION ASSOCIATION SUPPLEMENTARY RULES FOR CLASS ARBITRATION, WHICH REQUIRE THAT NOTICE OF A PROPOSED SETTLEMENT AND DISMISSAL OF THIS ARBITRATION SHALL BE GIVEN TO YOU IN THE MANNER DIRECTED BY THE PANEL.
     IF YOU HAVE NO OBJECTIONS TO THE PROPOSED SETTLEMENT OR AWARD OF ATTORNEYS’ FEES AND ARBITRATION EXPENSES, YOU DO NOT NEED TO DO ANYTHING. YOU WILL AUTOMATICALLY RECEIVE YOUR SHARE OF THE SETTLEMENT PROCEEDS. ANY LIMITED PARTNER WHO DOES NOT FOLLOW THE PROCEDURE SET FORTH IN SECTION III BELOW FOR OBJECTING TO THE SETTLEMENT OR FEE AND EXPENSE AWARD WILL WAIVE ANY AND ALL OBJECTIONS THERETO.
SUMMARY OF THE PROPOSED SETTLEMENT
     The parties have agreed to a dismissal with prejudice of the Arbitration and to the following financial terms of a proposed settlement:
     1. The settlement fund for the Class is $2 million (the “Settlement Fund”). This amount, net of fees and expenses as set forth herein, will be paid by Respondents to WHLP, to hold on behalf of the Class and not as a Partnership asset, for distribution to the Class.
     2. Prior to the Final Hearing (described below), Class Counsel will file with the Panel an application for attorneys’ fees and reimbursement of costs and expenses incurred in this Arbitration. Class Counsel will seek from the Panel an award of fees in an amount not to exceed 30% of the Settlement Fund, plus costs and expenses (approximately $80,000.00) in pursuing the Arbitration. Class Counsel will also request awards of up to $3000 each to Claimants (“Claimants’ Awards”) in consideration of the time and effort they expended on this Arbitration.
     3. Within twenty (20) days after the final approval of this Settlement, Respondents will cause WHLP to distribute the Settlement Fund (net of attorneys’ fees, expenses, and Claimants’ Awards) to the Class, pro rata according to each Class member’s interest in WHLP.

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     4. Westin Realty shall use reasonable efforts to wind down and liquidate the Partnership in 2007, with the intention that 2007 will be the final year for which you will receive a Partnership K-1 Form.
     5. Claimants believe that they may have prevailed if the Arbitration proceeded to trial and, if they were able to prevail on each of their claims at trial, the total amount of damages they could reasonably expect to recover is approximately twelve million dollars ($12,000,000). Respondents believe that Claimants would not have prevailed if the Arbitration proceeded to trial and, thus, that Claimants could not reasonably expect to recover anything ($0). In light of the risks that the Class may recover nothing if the Arbitration proceeded to trial and the expense and delay attendant to the trial and any appeals of this matter, Claimants and Class Counsel believe that it is in the Class’s best interests to obtain the substantial benefits afforded to them by this settlement. In light of the risks that the Claimants may prevail if the Arbitration proceeded to trial and the expense attendant to the trial and any appeals of this matter, Respondents and their attorneys believe that it is also in their best interests to obtain the substantial benefits afforded to them by this settlement.
     6. The Respondents have entered into this Agreement solely for the purpose of compromise and without admission or concession of liability of any kind. No payment or obligations undertaken by the Respondents is to be construed as an admission of liability on any of the claims asserted in the Arbitration. The Respondents deny any liability in regard to these actions, but consider it desirable that they be settled and dismissed because such settlement and dismissal will (a) provide additional monies to the Class from the sale of the hotels and the operation of WHLP; (b) halt the substantial expense, inconvenience and uncertainties associated with continued arbitration, and (c) finally put to rest claims relating to the sales of the Hotels and the operation of WHLP.
THE ARBITRATION
     Claimants commenced this Arbitration to recover damages allegedly sustained by members of the Class as a result of the Respondents’ alleged breaches of fiduciary duties and breaches of contract. Claimants also sought an accounting between the Partnership’s Limited Partners and the General Partner.
     Claimants in the Arbitration alleged that Respondents (i) caused the Hotels to be assessed charges for chain-wide services, the cost of which were wrongfully inflated; (ii) entered into contracts with their vendors under which the vendors provided kickbacks to Starwood and/or its affiliates; (iii) used an improper accounting methodology to boost their management fees; and (iv) imposed improper fees on interest income belonging to the Partnership. These practices allegedly breached Respondents’ fiduciary and contractual duties and damaged the Limited Partners by reducing the cash-flows of the Hotels, which also resulted in diminished sales values of the Hotels.
     Respondents deny all allegations of wrongdoing asserted against them and have asserted affirmative defenses to the claims asserted by Claimants. In addition, Respondents alleged that: (i) the charges to the Hotels for chain-wide services were fair, reasonable, and in compliance with the applicable Management Agreements; (ii) Respondents’ activities with respect to the

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purchase of goods and services from vendors for the Hotels were lawful and complied with the Management Agreements; (iii) Respondents’ accounting methodologies with respect to the Hotels, and calculations of management fees based thereon, were proper and in compliance with the Management Agreements; and (iv) Respondents appropriately accounted for and handled interest income relating to the Partnership and the Hotels. Respondents further assert that none of the acts and practices alleged by Claimants constituted a breach of any fiduciary or contractual duties owed by Respondents to Claimants or the members of the Class, or otherwise injured or damaged the Limited Partners by reducing the case flows of the Hotels or diminishing the sales values thereof. Respondents also assert that claims identical to those being pursued by Claimants in this arbitration were previously presented by Kalmia Investors, LLC (“Kalmia”), WHLP’s single largest limited partner, and were defeated by Respondents and Nominal Respondents in an earlier arbitration proceeding in Seattle, Washington.
     Following an extensive investigation by Class Counsel, this Arbitration was commenced by the filing of a Demand for Arbitration on October 14, 2005. On October 28, 2005, Class Counsel submitted a detailed Statement of the Claims to the Panel. On November 4, 2005, Respondents submitted their Answer and affirmative defenses. On November 11, 2005, Claimants submitted a Motion for Class Certification and a memorandum or law in support thereof to the Panel by which they sought an order from the Panel certifying as a class the limited partners of WHLP. On November 15, 2005, Respondents served discovery requests upon Claimants. Claimants promptly answered Respondents’ discovery requests. On December 20, 2005 Claimant Silver was deposed by Respondents’ counsel and on December 21, 2005 Claimant Heller was deposed by Respondents’ counsel. On December 12, 2005 Respondents Filed a Motion in Opposition to Claimants’ Motion for Class Certification and a memorandum or law in support thereof. On February 8, 2006, Claimants submitted Claimants’ Reply Memorandum of Law In Support of Their Motion for Class Certification. On May 26, 2006, a hearing took place in Kansas City, Missouri during which Claimants and Respondents presented oral arguments concerning class certification. On October 12, 2006, the Panel certified a class consisting of all current limited partners of WHLP, the exception of Kalmia, Respondents, and any person, firm, trust, corporation or other entity affiliated with any of the Respondents.
     During 2006, the parties in the Arbitration engaged in comprehensive review of the fact and expert discovery in the related Kalmia arbitration. This discovery included requests for production of documents, depositions of the parties and their representatives, depositions of non-party witnesses, review by Class Counsel of tens of thousands of pages of documents, motions and proceedings relating to various discovery disputes, expert reports submitted by the parties on the valuation issues in the case, and trial transcripts and exhibits. As a result of such discovery, the parties to the Arbitration obtained full knowledge of the strengths and weaknesses of the various claims and defenses.
     By Final Award dated April 27, 2006, Kalmia lost its arbitration against Respondents that asserted essentially the same claims as those asserted here.
     Subsequent to the certification of the Class, the parties have engaged in discussions of settlement. On March 1, 2007, this Settlement Agreement was reached in communications among counsel after numerous teleconferences and written exchanges.

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PROCEDURE FOR APPROVAL OF THE
SETTLEMENT AND DISMISSAL OF THE ARBITRATION
     The American Arbitration Association Supplementary Rules for Class Arbitration require Panel approval of the proposed settlement and dismissal with prejudice of the Arbitration. Notice of the proposed settlement and dismissal of the Arbitration is hereby given to you in the manner approved by the Panel.
     The Panel has scheduled the Final Hearing on                     , 2007, at                     , to determine whether the proposed Settlement is fair, reasonable and adequate and therefore should be approved. If the Panel approves this settlement it will issue an order that will finally approve the settlement, dismiss the Arbitration with prejudice, and rule upon the Class Counsels’ application for attorneys fees and reimbursement of costs and expenses (and request for Claimants’ Awards).
     If the proposed settlement is approved by the Panel and the Arbitration is dismissed with prejudice, it will forever bar and preclude any further claims by Claimants and any and all of the Class members against Respondents arising out of or relating to the matters which were or could have been raised in the Arbitration.
     You are entitled to participate in the hearing and show cause why the proposed settlement (or fee application) should not be approved. Copies of all pleadings and other documents filed with the Panel are on file with the American Arbitration Association (Silver v. Westin Realty Corp., et al., Case No. 11 180 Y 01333 05). If you desire to object to the settlement or otherwise be heard at the hearing to be held on                     , 2007, you must set forth a written summary of your position and submit it to counsel listed below by                     , 2007. In order to be considered, all such objections must be made in writing and directed to:
Iona M. Evans
WOLF HALDENSTEIN ADLER
FREEMAN & HERZ LLP
270 Madison Avenue
New York, New York 10016
Telephone: (212) 545-4600
Attorneys for Claimants and the Class
               and
William A. Brewer III
James S. Renard
BICKEL & BREWER
1717 Main Street
Suite 4800
Dallas, Texas 75201
Telephone: (214) 653-4000
Attorneys for Respondents

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FURTHER INFORMATION AVAILABLE
     This Notice contains a summary of the settlement and is not intended, and should not be construed as, a complete statement of the proposed settlement, which is set forth in the parties’ Settlement Agreement and Release that has been filed with the Panel. Any questions you may have about this Notice should not be made to the Arbitration Panel but should instead be directed to Class Counsel at the following address:
Iona M. Evans
WOLF HALDENSTEIN ADLER
FREEMAN & HERZ LLP
270 Madison Avenue
New York, NewYork 10016
Telephone: (212) 545-4600
Dated:                     , 2007
By Order of the Panel

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EXHIBIT C
BEFORE THE AMERICAN ARBITRATION ASSOCIATION

Case No. 11 180 Y 01333 05		Arbitrators:

RALPH SILVER and
DR. WARREN HELLER,	Claimants,	MICHAEL D. ZIMMERMAN ROBERT A. HOLTZMAN HON. TIMOTHY D. O’LEARY

v.

WESTIN REALTY CORP., STARWOOD
HOTELS & RESORTS WORLDWIDE,
INC., 909 NORTH MICHIGAN AVENUE
CORPORATION and THE ST. FRANCIS		Case Specialist:
HOTEL CORPORATION,

	Respondents.	TANYA SRABIAN

WESTIN HOTELS LIMITED
PARTNERSHIP, THE WESTIN CHICAGO
LIMITED PARTNERSHIP and THE WESTIN ST. FRANCIS LIMITED PARTNERSHIP,

Nominal
Respondents.
JUDGMENT ORDER FINALLY APPROVING THE SETTLEMENT, DISMISSING
THE ARBITRATION WITH PREJUDICE,AND AWARDING ATTORNEYS FEES AND
COSTS AND CLAIMANTS’ AWARDS
     1. On                     , 2007, Claimants and Respondents applied to this American Arbitration Association Panel (the “Panel”) pursuant to the American Arbitration Association Supplementary Rules for Class Arbitrations for an Order implementing the settlement of this arbitration (the “Arbitration”) in accordance with the Settlement Agreement And Release, dated March 12, 2007 (the “Agreement”) that, together with the exhibits annexed thereto, sets forth the terms and conditions for a proposed settlement of this action (the “Settlement”) and for a judgment dismissing this Arbitration with prejudice upon the terms and condition set forth in the Agreement.

EXHIBIT C
     2. In its Order dated                     , (the “Joint Application Order”), this Panel, among other things: (i) set a schedule for a hearing on the final approval of Settlement; (ii) scheduled a hearing for                     , 2007 to consider whether to approve the Settlement as being fair, reasonable and adequate, to enter Judgment Order thereon and to consider any application by Class Counsel for attorneys’ fees and expenses (the “Final Hearing”); and (iii) directed that Notice of Proposed Settlement of Arbitration (the “Notice”), substantially in the form attached as Exhibit B to the Agreement, be mailed to all Class members.
     3. Respondents have submitted an affidavit attesting that the Notice was mailed in accordance with the Joint Application Order.
     4. The Panel held the Final Hearing on                     ,2007 and has considered all prior proceedings in the Arbitration, the Agreement and the exhibits annexed thereto, any submissions made in connection with the proposed Settlement and all proceedings during the Final Hearing.
     IT IS HEREBY ORDERED as follows:
     5. To the extent not defined herein, this Order Finally Approving The Settlement, Dismissing The Arbitration With Prejudice, And Awarding Attorneys Fees And Costs And Claimants’ Awards (the “Judgment Order”) incorporates by reference the definitions in the Agreement and all terms not otherwise defined herein shall have the same meanings as set forth in the Agreement.
     6. The Panel hereby determines that the Notice was mailed in accordance with the Joint Application Order. The mailing of the Notice complied with the requirements of the American Arbitration Association Supplementary Rules for Class Arbitration and due process and was the best notice practicable under the circumstances and constituted due and

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EXHIBIT C
sufficient notice to all persons entitled thereto, including individual notice to all current members of the Class who could be identified through reasonable effort. The Notice provided due and adequate notice of these proceedings, the Settlement, the application of Class Counsel for an award of attorneys’ fees and expenses, and payments to Claimants, in consideration of the time and effort expended by Claimants in this Arbitration (“Claimants’ Awards”), and the other matters set forth therein, to all persons entitled to such notice.
     7. Due and adequate notice of the proceedings has been given to the current members of the Class, and a full opportunity has been offered to current members of the Class to object to the proposed Settlement and to participate in the Final Hearing thereon. The Class members listed on Exhibit A hereto have properly excluded themselves from the Class (the “Opt-outs”). Accordingly, it is hereby determined that all Class members except for the Opt-outs are bound by this Judgment Order (whether or not such Class member objects to the Settlement).
     8. Pursuant to American Arbitration Association Supplementary Rules for Class Arbitration, this Panel hereby approves the Settlement. The Panel finds that the Settlement is in all respects, fair, reasonable, and adequate to each of the Released Parties and each member of the Class, and the Settlement is hereby approved. In making this determination, the Panel has considered, among other things, the benefits conferred on the Class by the Settlement, the risks faced by the Class in establishing liability, causation, and damages, and the likely probable duration, complexity and further expense of this Arbitration in the absence of a settlement. The Panel further finds that the Settlement has been entered into and made in good faith. The parties thereto are hereby directed to consummate the Settlement in accordance with the terms and conditions of the Agreement.

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EXHIBIT C
     9. All pleadings filed by the Claimants in this Arbitration are dismissed on the merits and with prejudice as to all Respondents and Nominal Respondents named therein, with each party to bear his, her or its own costs, except for the payment of attorneys’ fees and reimbursement of expenses as otherwise provided herein.
     10. Except for their rights under the Agreement, Claimants, the Class, and each of them (collectively, the “Releasors”), for good and sufficient consideration, the receipt of which is hereby acknowledged, shall be deemed to have fully and finally remised, released, acquitted and forever discharged the Respondents and Nominal Respondents, including their respective former and present joint venturers, partnerships, affiliates, parents, wholly or partially owned subsidiaries, predecessors, successors, assigns, partners, representatives, shareholders, officers, directors, managing agents, employees, attorneys and agents (collectively, the “Released Parties”) from any and all claims including unknown claims, demands, controversies, actions, causes of action, debts, liabilities, rights, contracts, damages, costs (including attorneys’ fees and arbitration, court and Arbitration costs and expenses), expenses, indemnities, obligations and losses of every kind or nature whatsoever, anticipated or unanticipated, direct or indirect, fixed or contingent, asserted or unasserted, which Claimants and each of them ever had, now have, or may hereafter have, related to WHLP, or to any of the Limited Partners’ investments in the WHLP, including, but not limited to, all claims that were or could have been asserted in the Arbitration and all claims relating to the sales of the Hotels and the operation of WHLP. The release provided in this paragraph shall be personally enforceable by each and every one of the Released Parties, each of which shall be deemed a third-party beneficiary of such release.

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EXHIBIT C
     11. “Unknown claims” means any and all claims which any Class member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties, which if known by him, her or it might have affected his, her or its decision not to object to the Agreement. With respect to any and all claims, the parties stipulate and agree that upon the Effective Date of the Settlement, the Claimants and the Respondents shall expressly, and each Class member shall be deemed to have, and by operation of this Judgment Order shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any other state, sovereign or jurisdiction, or principle of common law which is similar, comparable, or equivalent to Cal. Civ. Code § 1542 which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
     12. No Class member or other person shall have any claim against Class Counsel, and all other counsel representing the Claimants in the Arbitration, or against Respondents, their respective counsel, or the Released Parties based on the distributions made substantially in accordance with the Agreement or any further orders of the Panel.
     13. The application of Class Counsel for the award of attorneys’ fees and reimbursement of expenses is granted and said counsel are awarded legal fees of $                     and expenses of $                    .The Panel hereby finds the amount of fees and expenses to be fair and appropriate for the services performed and to be performed by Class Counsel in connection with the prosecution of the Arbitration and the administration of the Settlement.
14. The Panel hereby awards Claimants’ Awards of $                     to Mr. Silver and $                     to Dr. Heller. The Panel hereby finds the amount of Claimants’ Awards

5

EXHIBIT C
appropriate for the services performed and to be performed by Class Counsel in connection with the prosecution of the Arbitration.
     15. Neither the Agreement nor any proceedings taken in accordance with the terms set forth therein shall be construed as or deemed to be evidence, or any admission or concession, either (a) on the part of Claimants, of the lack of merit of this Arbitration, or (b) on the part of the Respondents, of any violations of any statute or law or of any liability or wrongdoing or that any person or entity has suffered any damages as a result of any matter that underlies any of the allegations or claims in the Arbitration; such activity is hereby expressly denied and disclaimed by each of the Respondents.
     16. Without in any way affecting the finality of this Judgment Order, this Panel shall retain continuing jurisdiction over this Arbitration and the parties to the Agreement in order to enter any further orders as may be necessary to effectuate the Agreement, the Settlement provided for therein and the provisions of this Judgment Order.
Dated:                      , 2007

BY THE PANEL:

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